Exhibit 10.1

ARTIST AGREEMENT

Date: _10/27/15________________ (“Effective Date”)

This Artist Agreement (the “Agreement”) is between VNUE, Inc., located at 104 W. 29th Street, 11th Floor, New York, NY 10001(“VNUE”) and the artist below (“Artist”) as of the Effective Date and describes the terms where Artist may upload sound recordings and audiovisual recordings of Artist’s performances (each, a “Recording”) to VNUE’s distribution platform which consists of (without limitation) its technology, mobile applications, websites, sales and marketing distribution channels however offered (the “VNUE Service”).

Artist:	I Break Horses	Email:	robin@luger.se
Address:		Phone:	+46 773148202
Tax ID:		Notes:	ATTN: Robin Sampton

1.	Rights. Throughout the Term and subject to Schedule 1 (if applicable), Artist grants VNUE all necessary rights in and to the Recordings (including any materials contained in the Recordings) to broadcast, reproduce, exploit, distribute, redistribute, transmit, synchronize, publicly perform, publicly display, make derivative works of, distribute, adapt, market, sell and/or make available as permanent downloads and/or as streams via the VNUE Service wherever offered. VNUE may also use Artist’s names, likenesses, trademarks, artwork, and biographical information in connection with any of the rights granted above.

2.	Artist Account and Fees. Artist will set up an account with VNUE to gain access to features and functionality of the VNUE Service. Fees are payable to Artist as follows:

70% of Net Income. “Net Income" means the actual amounts received by VNUE from distribution of the Recordings from all channels, less any tax, fees, hard costs, licenses, or third party costs. Fees are binding unless Artist specifically objects within 30 days of receipt

3.	Term. The Term of this Agreement starts on the Effective Date and continues for as long as Recordings are available via the VNUE Service.

4.	Clearances. VNUE shall deduct from Artist’s Fees any royalties, amounts and/or sums due to third parties for the use of Recordings in the VNUE Service including, without limitation, artists, “sidemen,” producers, songwriters, royalty participants, labor unions, public performance rights clearances, mechanicals and other royalty payments for the use of the Recordings in the VNUE Service.

5.	Ownership. All right, title and interest in and to the VNUE Service are the sole property of VNUE. All right, title and interest in and to the Recordings are the sole property of Artist; provided, however, that Artist may not use Recordings outside of the VNUE Service without the express written permission of VNUE. All monetization of Recordings shall be via the VNUE Service. All rights not expressly granted in this Agreement are reserved.

6.	Warranty/Indemnification. Each party represents and warrants that it has the full right, power and authority to enter into and perform its obligations under this Agreement. Artist further represents and warrants that the execution, delivery and performance of this Agreement shall not violate rights it has granted to any third party or infringe any third party rights. Each party shall indemnify, defend and hold the other harmless from any third party claims, damages, losses, costs or other expenses (including reasonable attorneys’ fees) arising out of or relating to its breach of this Agreement.

7.	Limitation of Liability. EXCEPT FOR A PARTY’S INDEMNIFICATION OBIGATIONS IN SECTION 6, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LIQUIDATED, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS OPPORTUNITY, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT.

8.	Miscellaneous. This Agreement and its Schedules sets forth the entire agreement between the parties and supersedes all prior written or verbal agreements. This Agreement is governed by the laws of the State of Nevada, and parties consent to the exclusive jurisdiction of the state or federal courts located in Las Vegas, Nevada. Each party has had the opportunity to consult with legal counsel regarding the terms of this Agreement. VNUE and Artist agree that they are independent contractors, and shall not be deemed employees, partners, franchisees, agents or joint venturers of each other. If any provision of this Agreement is deemed unenforceable, the remainder of the Agreement shall remain intact. Sections 5, 6, 7 and 8 shall remain in effect after the expiration or termination of this Agreement. All notices required hereunder shall be given by certified mail, hand, or overnight delivery service to the addresses above. This Agreement may be executed in counterparts, including by way of electronic signatures, each of which shall be deemed to be an original and together shall be deemed to be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Understood and Agreed:

VNUE, Inc.		Artist

By:	/s/	By:	/s/
Name	Matthew Carona	Name	Robin Sampton
Title	CEO	Title	Manager